Exhibit 32.1

Dover Motorsports, Inc.

Certification Pursuant to 18 U.S.C. Sec. 1350, as Adopted Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Dover Motorsports, Inc., a Delaware corporation (the “Company”), on Form 10-Q for the period ended September 30, 2011 as filed with the Securities and Exchange Commission (the “Report”), I, Denis McGlynn, President, Chief Executive Officer and Director of the Company, certify, pursuant to 18 U.S.C. sec. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)          The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)          The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 10, 2011

/s/ Denis McGlynn
Denis McGlynn
President, Chief Executive
Officer and Director

This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.